UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 8, 2012

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)      The annual meeting of stockholders of TETRA Technologies, Inc. (the “Company”) was held on May 8, 2012.

(b)      The following matters were voted upon by the stockholders of the Company at its 2012 Annual Meeting of Stockholders:

(i)	Item 1 – the election of nine members to the Company’s Board of Directors;

(ii)	Item 2 – the ratification and approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

(iii)	Item 3 – to conduct an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the Company’s 2012 proxy statement, filed with the SEC on March 27, 2012.

The proposals are described in detail in the Company’s definitive proxy statement. The voting results are as follows:

Item 1 – Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Thomas R. Bates, Jr.	67,210,388	937,234	6,339,951
Stuart M. Brightman	63,065,095	5,082,527	6,339,951
Paul D. Coombs	62,479,432	5,668,190	6,339,951
Ralph S. Cunningham	62,582,950	5,564,672	6,339,951
Tom H. Delimitros	62,533,883	5,613,739	6,339,951
Geoffrey M. Hertel	62,570,880	5,576,742	6,339,951
Kenneth P. Mitchell	63,154,818	4,992,804	6,339,951
William D. Sullivan	63,051,211	5,096,411	6,339,951
Kenneth E. White, Jr.	65,178,522	2,969,100	6,339,951

Item 2 – Ratification of Auditors

Votes For	Votes Against	Votes Abstained
71,949,249	2,519,578	18,746

Item 3 – Advisory Vote to Approve the Compensation of Named Executive Officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
66,986,169	1,003,615	157,838	6,339,951

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
Sr. Vice President & General Counsel
Date: May 11, 2012